Exhibit 10.01

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of October 31, 2006 and is by and among Forster Drilling Corporation. a Nevada corporation (the “Company”), and each investor listed on Exhibit A hereto (each such investor individually, a “Purchaser” and, collectively, the “Purchasers”; such Purchasers and their transferors are hereinafter individually referred to as a “Holder” and, collectively, the “Holders”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, (i) up to $500,000 aggregate principal amount of its 12% Convertible Notes due November 1, 2007 (the “Notes”) and (ii) up to 200,000 shares of Common Stock (“Shares”), all upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, simultaneously with entering into this Agreement, the Company and the Purchasers are entering into that certain Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”) attached as Exhibit C hereto, pursuant to which the Company shall register for resale the Conversion Shares (as defined below) on the terms set forth therein.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.  DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person; as such terms are used and construed under Rule 144.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks and trust companies in New York, New York are authorized by law, regulation or executive order to remain closed.

“Closing” as the has the meaning specified in Section 2.4 hereof.

“Closing Date” meads the date on which Closing occurs.

“Closing Price” of a single share of Common Stock on any Trading Day shall mean the closing sale price per share for the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices) on such Trading Day on the principal United States national securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other quotation system or association on the last trading day or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day..

“Common Stock” means the Company’s common stock, par value $0.002 per share.

“Conversion Shares” means the shares of Common Stock into which the Notes are convertible from time to time.

“Environmental Protection Laws” means any law, statute or regulation enacted by any jurisdiction in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of hazardous or toxic substances, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Governmental Authority” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multinational organization or body; or (e) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Indebtedness” means, as applied to any Person, all indebtedness for borrowed money, whether current or funded, or secured or unsecured.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, whether or not filed, recorded or otherwise perfected under applicable law, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances that do not materially detract from the value of the property or materially impair the operations of the Company or materially interfere with the use of such property or asset or (c) those relating to Indebtedness incurred prior to the date hereof and any replacement thereof.

“Majority Purchasers” means the Holders of 50% of the aggregate outstanding principal amount of the Notes.

“Material Adverse Effect” means any event, occurrence or development that has had, or that could reasonably be expected to have, individually or in the aggregate with other events, occurrences or developments, a material adverse effect on the assets, liabilities (contingent or otherwise), business, affairs, operations, prospects or condition (financial or otherwise) of the Company.

“Person” (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

“Registration Rights Agreement” has the meaning specified in the third recital hereof.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

 “SEC” means the Securities and Exchange Commission.

“Securities” means the Conversion Shares, Shares and Notes.

“Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Shares” has the meaning specified in the second recital hereof.

“Trading Day” shall mean each day on which the primary securities exchange or quotation system that is used to determine the Closing Price is open for trading or quotation.

“Transaction Documents” means, collectively, this Agreement, the Notes, and the Registration Rights Agreement.

2.  GENERAL

2.1.  Authorization of Notes. The Company has authorized the issue and sale of the Notes, a form of which is attached as Exhibit B.

2.2.  Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, on the Closing Date, Notes in the principal amount specified opposite such Purchaser’s name in Exhibit A. Each Purchaser’s obligations hereunder are several and not joint obligations and no Purchaser shall have any obligation hereunder or any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

2.3.  Issuance of Shares. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue to each Purchaser Shares equal to the amount set forth next to each Purchasers name on Exhibit A.

2.4.  Closing. The sale and purchase of the Notes and Shares to be purchased hereunder shall occur at the offices of Brewer & Pritchard PC, 3 Riverway, 18th Floor, Houston, Texas, on the date hereof (the “Closing”). At the Closing, the Company will deliver to each Purchaser (i) the Notes to be purchased by such Purchaser in the form of a single Note dated the Closing Date and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of the aggregate amount of the purchase price therefor, which may be paid by immediately available funds by wire transfer for the account of the Company designated by the Company for receipt of such wire transfer, and (ii) the Shares, in accordance with Section 2.3.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Purchaser, as of the date hereof and except as set forth on the disclosure schedule furnished by the Company to each Purchaser (the “Disclosure Schedule”) attached hereto, as follows:

3.1.  Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and the Subsidiaries’ are each a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation and have all requisite corporate power and authority to carry on their business as now conducted and to own their properties. Except as set forth in Schedule 3.1 to the Disclosure Schedule, both the Company and the Subsidiaries are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or the character of the property owned by it makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect. Except as set forth in Schedule 3.1 to the Disclosure Schedule, each of the Company and the Subsidiaries has all requisite corporate power and authority to carry on its business as now conducted and to carry out the transactions contemplated hereby. Neither the Company nor Subsidiaries are in violation of any of the provisions of its Articles of Incorporation (or other charter document) or By-laws.

3.2.  Capitalization.

a.  The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, of which 43,351,021 shares were outstanding as of the date hereof, and (ii) 12,500,000 shares of preferred stock of which 5,835 shares were outstanding as of the date hereof. All shares of the Company’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. Except as set forth in Schedule 3.2 to the Disclosure Schedule, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, including the Securities, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. The issuance and sale of the Securities will not obligate the Company to issue or sell, pursuant to any pre-emptive right or otherwise, shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

b.  The Company owns all of the issued and outstanding shares of the common stock of the Subsidiaries. No shares of preferred stock of any of the Subsidiaries are issued and outstanding. There are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Subsidiaries to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Subsidiaries or other equity interests in the Subsidiaries or any securities convertible into or exchangeable for such shares of capital stock or other equity interests and there are no outstanding contractual obligations of the Subsidiaries to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

3.3.  Registration Rights. Except for the Registration Rights Agreement and as set forth on Schedule 3.3 of the Disclosure Schedules, the Company has not granted or agreed to grant to any Person any right (including “piggy-back” and demand registration rights) to have any capital stock or other securities of the Company registered with the SEC or any other government authority.

3.4.  Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement and the Transaction Documents shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Company has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents and to carry out and perform its obligations under their respective terms.

3.5.  Valid Issuance of the Shares. The Conversion Shares and the Shares have been duly authorized, and the Conversion Shares and the Shares, upon issuance pursuant to the terms hereof will be validly issued, fully paid and nonassessable and not subject to any encumbrances, preemptive rights or any other similar contractual rights of the stockholders of the Company or any other Person. The Company has reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon execution of this Agreement and upon conversion in full of the Notes.

3.6.   Company Documents. The Company’s Form 8-K filed with the SEC on June 22, 2006 and the Quarterly Reports on Form 10-QSB as filed with the SEC on July 25, 2006 and October 23, 2006 (together, the “Company Documents”) complied in all material respects with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder. The financial statements in the Company Documents (the “Financial Statements”) (i) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of filing, (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods covered thereby, and (iii) present fairly, in all material respects, the financial position of the Company and the Subsidiaries and the results of operations and cash flows as of the date and for the periods indicated therein. The Company Documents and Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or specifically identified in the Company Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing.

3.7.  Consents. Except for the filing and effectiveness of any registration statement required to be filed by the Company under the Securities Act pursuant to the terms of the Registration Rights Agreement, any required state “blue sky” law filings and in Form D filings with the SEC in connection with the transactions contemplated hereunder or under the Transaction Documents, all consents, approvals, orders and authorizations required on the part of the Company in connection with the execution or delivery of, or the performance of the obligations under, this Agreement and the Transaction Documents, and the consummation of the transactions contemplated herein and therein, have been obtained and will be effective as of the date hereof. The execution and delivery by the Company of this Agreement and the Transaction Documents, the consummation of the transactions contemplated herein and therein, and the issuance of the Conversion Shares and the Shares do not require the consent or approval of the stockholders of, or any lender to, the Company.

3.8.  No Conflict; Compliance with Laws.

a.  The execution, delivery and performance by the Company of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Notes, the Conversion Shares, and the Shares do not and will not (i) conflict with or violate any provision of the Article of Incorporation (or other charter documents) or By-laws of the Company or the Subsidiaries, (ii) breach, conflict with or result in any violation of or default (or an event that with notice or lapse of time or both would become a default) under, or give rise to a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time, or both) of any obligation, contract, commitment, lease, agreement, mortgage, note, bond, Agreement or other instrument or obligation to which the Company or the Subsidiaries is a party or by which they or any of their properties or assets are bound, or (iii) result in a violation of any statute, law, rule, regulation, order, ordinance or restriction applicable to the Company, the Subsidiaries or any of their properties or assets, or any judgment, writ, injunction or decree of any court, judicial or quasi-judicial tribunal applicable to the Company, the Subsidiaries or any of their properties or assets.

b.  Neither the Company nor the Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or the Subsidiaries), nor has the Company or the Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (whether or not such default or violation has been waived), or (ii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as does not, and could not, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.9.  Brokers or Finders. Other than the fee (the “Broker Fee”) the Company will pay to Tejas Securities Group, Inc. (“Tejas”) upon the Closing in an amount set forth on Schedule 3.9 to the Disclosure Schedule, neither the Company nor the Subsidiaries has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or the Transaction Documents, and neither the Company nor the Subsidiaries has incurred, or shall incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the Transaction Documents, or any transaction contemplated hereby or thereby.

3.10.  Absence of Litigation. Except as set forth on Schedule 3.10 of the Disclosure Schedules, there are no pending or, to the Company’s knowledge, threatened actions, suits, claims, proceedings or investigations against or involving the Company or the Subsidiaries.

3.11.  No Undisclosed Liabilities; Indebtedness. Since August 31, 2006, the Company and the Subsidiaries have incurred no material liabilities or obligations, whether known or unknown, asserted or unasserted, fixed or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, or otherwise, other than liabilities or obligations arising in the ordinary course of business other than as set forth on Schedule 3.11 of the Disclosure Schedules. Except for indebtedness reflected in the Financial Statements and on Schedule 3.11 of the Disclosure Schedules, the Company has no indebtedness outstanding as of the date hereof. The Financial Statements include appropriate reserves for liabilities of the Subsidiaries as of August 31, 2006. The Company has not been notified that it is in default with respect to any outstanding indebtedness or any instrument relating thereto.

3.12.  Contracts. Each of the Company’s and the Subsidiaries’ material contracts, agreements, instruments and other documents are legal, valid, binding and in full force and effect and are enforceable by the Company and the Subsidiaries, as applicable, in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles.

3.13.  Title to Assets. Both the Company and the Subsidiaries has good and marketable title to all real and personal property owned by it that is material to the business of the Company or the Subsidiaries, in each case free and clear of all Liens, except those, if any, reflected in the Financial Statements or incurred in the ordinary course of business. Any real property and facilities held under lease by the Company or the Subsidiaries are held by it or them under valid, subsisting and enforceable leases (subject to laws of general application relating to bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally and other equitable remedies) with which the Company and the Subsidiaries are in compliance in all material respects.

3.14.  Labor Relations. No labor or employment dispute exists or, to the knowledge of the Company or the Subsidiaries, is imminent or threatened, with respect to any of the employees or consultants of the Company or the Subsidiaries that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15.  Intellectual Property. The Company is the sole and exclusive owner of, or has the exclusive right to use, all right, title and interest in and to all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands, copyrights (whether or not registered and, if applicable, including pending applications for registration) and other proprietary rights or information, owned or used by the Company (collectively, the “Rights”), and in and to each material invention, software, trade secret, and technology used by the Company or the Subsidiaries (the Rights and such other items, the “Intellectual Property”), and, to the Company’s knowledge, the Company owns and has the right to use the same, free and clear of any claim or conflict with the rights of others (subject to the provisions of any applicable license agreement). There have been no written claims made against the Company or the Subsidiaries asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to the Company’s knowledge, there are no reasonable grounds for any such claims.

3.16.  Subsidiaries; Joint Ventures. Except for the entities set for on Schedule 3.16 of the Disclosure Schedule (the “Subsidiaries”), the Company has no other subsidiaries and (i) does not otherwise own or control, directly or indirectly, any other Person and (ii) does not hold equity interests, directly or indirectly, in any other Person. Except as described in the Company Documents, the Company is not a participant in any joint venture, partnership, or similar arrangement material to its business.

3.17.  Taxes. The Company and the Subsidiaries have filed (or has had filed on its behalf), will timely file or will cause to be timely filed, or has timely filed for an extension of the time to file, all Tax Returns (as defined below) required by applicable law to be filed by it or them prior to or as of the date hereof, and such Tax Returns are, or will be at the time of filing, true, correct and complete in all material respects. Each of the Company and the Subsidiaries have paid (or has had paid on its behalf) or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with United States generally accepted accounting principles on or before the date hereof an adequate accrual for the payment of, all material Taxes (as defined below) due with respect to any period ending prior to or as of the date hereof. “Taxes” shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, license, value added, capital, net worth, payroll, profits, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the Internal Revenue Service or any taxing authority (whether state, county, local or foreign) (each, a “Taxing Authority”), including any interest, fines, penalties or additional amounts attributable to or imposed upon any such taxes or other assessments. “Tax Return” shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority, including information returns, any documents with respect to accompanying payments of estimated Taxes, or with respect to or accompanying requests for extensions of time in which to file any such return, report, document, declaration or other information. There are no claims or assessments pending against the Company or the Subsidiaries for any material alleged deficiency in any Tax, and neither the Company nor the Subsidiaries has been notified in writing of any material proposed Tax claims or assessments against the Company or the Subsidiaries. No Tax Return of the Company or the Subsidiaries is or has been the subject of an examination by a Taxing Authority. Each of the Company and the Subsidiaries has withheld from each payment made to any of its past or present employees, officers and directors, and any other person, the amount of all material Taxes and other deductions required to be withheld therefrom and paid the same to the proper Taxing Authority within the time required by law.

3.18.  Pensions and Benefits.

a.  Schedule 3.18(a) to the Disclosure Schedule contains a true and complete list of each “employee benefit plan” within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA, and all retirement, profit sharing, stock option, stock bonus, stock purchase, severance, fringe benefit, deferred compensation, and other employee benefit programs, plans, or arrangements, whether or not subject to ERISA, under which (i) any current or former directors, officers, employees or consultants of the Company has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or the Subsidiaries, or (ii) the Company or the Subsidiaries has any present or future liability. All such programs, plans, or arrangements shall be collectively referred to as the “Company Plans.” Each Company Plan is included as part of or specifically identified in the Company Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing.

b.  (i) Each Company Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification (or if maintained pursuant to a prototype form of instrument the sponsor thereof has received a favorable opinion letter as to its qualification), and to the Company’s knowledge nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; and (iii) no Company Plan provides retiree health or life insurance benefits (whether or not insured), and neither the Company nor the Subsidiaries have any obligations to provide any such retiree benefits other than as required pursuant to Section 4980B of the Code or other applicable law.

c.  No Company Plan is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA or a plan subject to the minimum funding requirements of Section 302 or ERISA or Section 412 of the Code or Title IV of ERISA, and neither the Company, the Subsidiaries, nor any member of their Controlled Group has any liability or obligation in respect of, any such multiemployer plan or plan. With respect to any Company Plan and to the Company’s knowledge, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and (ii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress.

3.19.  Private Placement; Communications with Purchasers. Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Notes, the Conversion Shares, or the Shares by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the sale or issuance of the Securities as contemplated hereby or (ii) cause the offering or issuance of the Securities pursuant to this Agreement or any of the Transaction Documents to be integrated with a prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provision. Neither the Company nor the Subsidiary is, or is an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, the SEC or any state securities regulatory authority is required in connection with the offer, sale, issuance or delivery of the Securities other than the possible filing of Form D with the SEC or any blue sky filings. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by this Agreement or the Registration Rights Agreement, other than as specified in this Agreement or the Registration Rights Agreement.

3.20.  Material Changes. Except as set forth on Schedule 3.20 of the Disclosure Schedule, since August 31, 2006, the Company has conducted its business only in the ordinary course, consistent with past practice, and since such date there has not occurred:

a.  a Material Adverse Effect;

b.  any amendments or changes in the charter documents or by-laws of the Company or the Subsidiaries:

c.   any of the following:
i.
incurrence, assumption or guarantee by the Company or the Subsidiaries of any debt for borrowed money other than (1) equipment leases made in the ordinary course of business, consistent with past practice and (2) any such incurrence, assumption or guarantee with respect to an amount of $50,000 or less that has been disclosed in the Company Documents;

ii.	An issuance or sale of any securities convertible into or exchangeable for securities of the Company other than to directors, employees and consultants;
iii.
issuance or sale of options or other rights to acquire from the Company or the Subsidiaries, directly or indirectly, securities of the Company or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business, consistent with past practices;

iv.
issuance or sale of any stock, bond or other corporate security other than equity securities to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company;

v.
declaration or making of any payment or distribution to stockholders or purchase or redemption of any share of its capital stock or other security other than to or from directors, officers and employees of the Company or the Subsidiaries as compensation for or in connection with services rendered to the Company or the Subsidiaries (as applicable) or for reimbursement of expenses incurred on behalf of the Company or the Subsidiaries (as applicable);

vi.
sale, assignment or transfer of any of its intangible assets except in the ordinary course of business, consistent with past practice, or cancellation of any debt or claim except in the ordinary course of business, consistent with past practice;

vii.	any waiver of any right of substantial value whether or not in the ordinary course of business;
viii.	any material change in officer compensation; or
ix.	any other commitment (contingent or otherwise) to do any of the foregoing;

d.  any creation, sufferance or assumption by the Company or of the Subsidiaries of any Lien on any asset or any making of any loan, advance or capital contribution to or investment in any Person, in an aggregate amount which exceeds $50,000 outstanding at any time;

e.  any entry into, amendment of, relinquishment, termination or non-renewal by the Company or the Subsidiaries of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business, consistent with past practice; or

f.   any transfer or grant of a material right with respect to the intellectual property owned or licensed by the Company or the Subsidiaries, except as among the Company and the Subsidiaries.

3.21.  Regulatory Permits. Except as set forth on Schedule 3.1 to the Disclosure Schedule, the Company and the Subsidiaries possess all certificates, approvals, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their businesses as described in the Company Documents, except where the failure to possess such permits does not, and could not have, individually or in the aggregate, a Material Adverse Effect (the “Material Permits”), and the Company has not received any written notice of proceedings relating to the revocation or modification of any Material Permits except as described in the Company Documents.

3.22.  Transactions with Affiliates and Employees. Except as set forth in the Company Documents, none of the officers or directors of the Company or the Subsidiaries and, to the knowledge of the Company and Subsidiaries, none of the employees of the Company or Subsidiaries, is presently a party to any transaction or agreement with the Company or the Subsidiaries, as applicable (other than for services as employees, officers and directors) exceeding $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company and Subsidiaries, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, agent or partner.

3.23.  Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the business in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew existing insurance coverage for itself and the Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue business.

3.24.  Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the Company is otherwise in compliance with the Securities Act, the Exchange Act and all other rules and regulations promulgated by the SEC and applicable to the Company, including such rules and regulations to implement the Sarbanes-Oxley Act of 2002, as amended.

3.25.  Solvency. (i) The fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known and contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company, projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debts when such amounts are required to be paid. The Company has no present intention to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

3.26.  Environmental Compliance.

a.  Compliance. Each of the Company and the Subsidiaries are in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is currently doing business and no material expenditures will be required in order to comply with any Environmental Protection Law.

b.  Liability. Neither the Company nor the Subsidiaries is subject to any liability under any Environmental Protection Law that, in the aggregate for all such liabilities, would reasonably be expected to have a Material Adverse Effect.

c.  Notices. Neither the Company nor the Subsidiaries has received any:

i.
notice from any Governmental Authority by which any of its currently or previously owned or leased properties has been identified in any manner by any Governmental Authority as a hazardous substance disposal or removal site, “Super Fund” clean-up site, or candidate for removal or closure pursuant to any Environmental Protection Law,

ii.	notice of any Lien arising under or in connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its currently or previously owned or leased properties, or
iii.
communication, written or oral, from any Governmental Authority concerning any action or omission in connection with its currently or previously owned or leased properties resulting in the release of any hazardous substance resulting in any violation of any Environmental Protection Law, in each case where the effect of which, in the aggregate for all such notices and communications, would reasonably be expected to have a Material Adverse Effect.

3.27.  Ranking of Notes. The Notes are unsecured indebtedness and are not subordinate in right to any secured indebtedness of the Company.

3.28.  Disclosure. Neither the Company nor, to the Company’s knowledge, any other Person acting on its behalf and at the direction of the Company, has provided to any Purchaser or its agents or counsel any information that in the Company’s reasonable judgment, at the time such information was furnished, constitutes material, non-public information. The Company understands and confirms that each Purchaser will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the Transaction Documents, and in the securities of the Company after the Closing. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement furnished by or on behalf of the Company, taken as a whole is true and correct and does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or the Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.

4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each Purchaser represents and warrants, severally (as to itself) and not jointly, to the Company as follows:
4.1.  Organization and Existence. Such Purchaser is either an individual or a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

4.2.  Authorization. All action on the part of such Purchaser and, if applicable, its officers, directors, managers, members, shareholders and/or partners necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated herein and therein, has been taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. Such Purchaser has all requisite corporate power and authority to enter into each of this Agreement and the Registration Rights Agreement, and to carry out and perform its obligations under the terms of hereof and thereof.

4.3.  Purchase Entirely for Own Account. The Securities to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

4.4.  Investor Status; Etc. Such Purchaser certifies and represents to the Company that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring any of the Shares and the Shares. Such Purchaser’s financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

4.5.  Securities Not Registered. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.6.  No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under any provision of the organizational documents of such Purchaser.

4.7.  Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.8.  Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the date hereof.

4.9.  Disclosure of Information. Such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. Such Purchaser acknowledges that it relied solely on this Purchase Agreement and the Company Filings and is not relying upon any other written representations in making the decision to enter into the offering of the Securities.

4.10.  No General Advertisement. Such Purchaser did not learn of the investment in the Securities as a result of any public advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or internet or presented at any seminar or other general advertisement.

4.11.  Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither such Purchaser nor any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Securities, or (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Prior to the termination of this Agreement, such Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Purchaser acknowledges that the representations, warranties and covenants contained in this Section 4.11 are being made for the benefit of the Purchasers as well as the Company and that each of the other Purchasers shall have an independent right to assert any claims against such Purchaser arising out of any breach or violation of the provisions of this Section 4.11.

4.12.  Patriot Act. Neither such Purchaser nor any of its Affiliates has been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. None of the cash used to fund the Notes has been derived from, any activity that could cause the Company to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

5.  CONDITIONS PRECEDENT

5.1.  Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate at the Closing the purchase and payment for the Notes and Shares to be purchased by such Purchaser is subject to the satisfaction (or waiver by such Purchaser) of the following conditions precedent:

a.  The representations and warranties of the Company contained herein shall be true and correct on and as of the date hereof. The Company shall have performed or complied with all obligations and conditions herein required to be performed or complied with by the Company on or prior to the date hereof.

b.  No proceeding challenging this Agreement or the Transaction Documents, or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving the Company.

c.  The sale of the Notes (and the issuance of the Conversion Shares) and the issuance of the Shares to the Purchasers shall not be prohibited by any law, rule, governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

d.  All instruments and corporate proceedings of the Company in connection with the transactions contemplated by this Agreement and the Transaction Documents shall be satisfactory in form and substance to such Purchaser, and such Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which any Purchaser may have reasonably requested in connection with such transactions.

e.  Such Purchaser shall have received from Brewer & Pritchard PC, counsel to the Company, an opinion addressed to such Purchaser, dated the Closing Date and substantially in the form of Exhibit D hereto.

f.  The Registration Rights Agreement shall have been executed and delivered to such Purchaser by the Company.

g.  Such Purchaser shall have received from the Company an original Note, in each case in the original principal amount set forth opposite such Purchaser’s name on Exhibit A hereto.

h.  The Company shall have delivered, in form and substance satisfactory to such Purchaser, a certificate dated the Closing Date and signed by the secretary or another appropriate executive officer of the Company, certifying (i) that attached copies of the Articles of Incorporation, the By-Laws and resolutions of the Board approving this Agreement and the Transaction Documents are all true, complete and correct and remain in full force and effect as of the date hereof, and (ii) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

i.  The Company shall have delivered, a certificate signed by the Company’s chief executive officer certifying that (i) the representations and warranties of the Company contained in Section 3 hereof are true and correct in all respects on the Closing Date and (ii) the Company has performed and complied with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

5.2.  Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell the Notes and the Shares to any Purchaser at the Closing is subject to the satisfaction of the following conditions precedent:

a.  The representations and warranties of such Purchaser contained herein shall be true and correct in all respects on and as of the Closing Date.

b.  The Registration Rights Agreement shall have been executed and delivered by such Purchaser.

c.  Such Purchaser shall have performed all obligations and conditions herein required to be performed or complied with by such Purchaser on or prior to the Closing Date.

d.  No proceeding challenging this Agreement or the Transaction Documents, or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving such Purchaser.

e.  The sale of the Notes (and the issuance of the Conversion Shares) and the issuance of the Shares by the Company shall not be prohibited by any law, rule, governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other Person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

f.  All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

6.  CERTAIN COVENANTS AND AGREEMENTS.

6.1.  Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company and the Subsidiaries, and their respective rights (charter and statutory) and franchises, except to the extent that the Board shall determine that the failure to do so would not have a Material Adverse Effect; provided, however, that the Company shall not be required to preserve any right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

6.2.  Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all Taxes, assessments and governmental charges levied or imposed upon it or the Subsidiaries or upon the income, profits or property of the Company or the Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or the Subsidiaries and have a Material Adverse Effect; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

6.3.  Transfer of Securities. Each Purchaser agrees severally (as to itself only) and not jointly that it shall not sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Notes, the Conversion Shares or the Shares, except (a) pursuant to an effective registration statement under the Securities Act, (b) to an Affiliate (so long as such Affiliate agrees to be bound by the terms and provisions of this Agreement as if, and to the fullest extent as, such Purchaser), or (c) pursuant to an available exemption from registration under the Securities Act (including sales permitted pursuant to Rule 144) and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of either an opinion of counsel of such Purchaser reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws or a representation letter of such Purchaser reasonably satisfactory to the Company setting forth a factual basis for concluding that such proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Notes in violation of this Section 6.3 shall be void. The Company shall not register any transfer of the Notes in violation of this Section 6.3. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.3.

6.4.  Legends
a.  To the extent applicable, each certificate or other document evidencing the Notes, the Conversion Shares and the Shares shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT.”

b.  Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) Rule 144(k) becoming available the Company shall (A) deliver to the transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Purchaser that Rule 144(k) applies to the shares of Common Stock represented thereby or (2) a statement by the Purchaser that such Purchaser has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement and, if applicable, in accordance with any prospectus delivery requirements, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act.

6.5.   Publicity. Except to the extent required by applicable laws, rules, regulations or stock exchange requirements, neither (a) the Company, the Subsidiaries or any of their Affiliates nor (b) any Purchaser or any of its Affiliates shall, without the written consent of the other, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. In no event will either (a) the Company, the Subsidiaries or any of their Affiliates or (b) any Purchaser or any of its Affiliates make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement without consulting with the other party and giving the other party a reasonable opportunity to review and, to the extent such party is specially named in such announcement or press release, approve, the content of such public announcement or press release. The Company shall, on or before 8:30 a.m., New York City Time, within one (1) Business Day after the date of this Agreement, issue a press release (the “Press Release”) disclosing all material terms of the transactions contemplated hereby. On or before 8:30 a.m., New York City Time, within one (1) Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the material Transaction Documents (including this Agreement and all schedules and exhibits to this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”).

6.6.  Filing of Information. The Company covenants to use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to all applicable securities laws, including the Exchange Act. At any time if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Notes, the Conversion Shares and the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of the Notes, the Conversion Shares or Shares may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

6.7.  Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Notes in a manner that would require the registration under the Securities Act of the sale of the Notes, the Conversion Shares or Shares to the Purchasers.

6.8.  Reservation of Common Stock for Issuance. The Company agrees to reserve from its duly authorized capital stock the total number of shares of Common Stock issuable upon execution of this Agreement and upon conversion of the Notes.

6.9.  Required Approvals. As promptly as practicable after the date of this Agreement, the Company shall make, or cause to be made, all filings permitted to be made post-closing with any governmental or administrative agency or any other Person necessary to consummate the transactions contemplated hereby.

6.10. Use of Proceeds. The proceeds from the sale of the Notes may be used for building a rig in Odessa, Texas and other general corporate purposes, including the payment of all expenses incurred in connection with the offering of the Notes, and will not be used for repayment of debt.

6.11. Placement Agent Fees and Arrangements. The Company shall not amend or change its fee and expense reimbursement arrangements with Tejas Securities Group, Inc. or its affiliates without the consent of a majority in interest of the Holders.

7.  INDEMNIFICATION.

7.1.  Indemnification. The Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

7.2.  Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 7.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

8.  CONVERSION

8.1.  Conversion Privilege, Conversion Price. Subject to and upon compliance with the provisions of this Section 8, at the option of the Holder thereof, any Note may be converted at any time after the date hereof into that number of fully paid and non-assessable shares of Common Stock obtained by dividing the amount of principal and/or interest of the Notes surrendered for conversion by $2.00 (the “Conversion Price”). Notwithstanding the foregoing, no Notes will be convertible into shares of Common Stock to the extent that such conversion will result in the Holder (together with its Affiliates) owning, holding or beneficially owning more than 9.99% of the Common Stock (the “Ownership Limit”), and at any time, and from time to time, if the Holder (together with its Affiliates) owns, holds or beneficially owns a percentage less than the Ownership Limit, then such Notes shall then be convertible into shares of Common Stock pursuant to this Section 8 to the extent that it would not result in the Holder (together with its Affiliates) owning, holding or beneficially owning more than the Ownership Limit.

8.2.  Exercise of Conversion Privilege. In order to exercise the conversion privilege with respect to any Note, the Holder of any Note to be converted shall surrender such Note, duly endorsed or assigned to the Company or in blank, at any office or agency maintained by the Company pursuant to this Agreement, accompanied by (a) written notice to the Company stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted, (b) the funds, if any, required by this Section, and (c) if Common Stock or any portion of such Note not to be converted are to be issued in the name of a Person other than the Holder thereof, the name of the Person in which to issue such Common Stock or portion of the Note and the transfer taxes, if any, required to be paid by the Holder pursuant to this Agreement.

a.  As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such Holder a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Section and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 8.3. In case any Note of a denomination shall be surrendered for partial conversion, the Company shall execute and deliver to the Holder of the Note so surrendered, without charge, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

b.  Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 8.2 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided however that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered.

8.3.  Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price per share of the Common Stock at the close of business on the Trading Day immediately preceding such day.

8.4.  Adjustment of Conversion Price. The Conversion Price in effect shall be subject to adjustment from time to time as follows:

a.  Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall pay or make a dividend or distribution on any class of capital stock of the Company in Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

b.  Non-Cash Dividends, Stock Purchase Rights, Capital Reorganization. In the event:

i.	that the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

ii.
that the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or other securities, or to receive any other rights;

then, and in any such case, provision shall be made so that the Holders shall be entitled, upon conversion, to receive the number and kind of securities of other property of the Company, or successor corporation, to which such Holder would have been entitled to receive had he converted immediately prior to such event.

8.5.   Notice of Certain Corporate Action. The Company shall provided the Holders notice if the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock.

8.6.  Taxes on Conversions. The Holder will pay any and all Taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not be required to pay any Tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such Tax, or has established to the satisfaction of the Company that such Tax has been paid.

8.7.  Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to the Company to be cancelled upon such conversion.

8.8.  Provisions in Case of Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Company shall be a party to any transaction (including any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Note shall have the right thereafter to convert such Note only into (subject to funds being legally available for such purpose under applicable law at the time of such conversion) the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock into which such Note might have been converted immediately prior to such transaction. The Company or the Person formed by such consolidation or resulting from such merger or that acquired such assets or that acquired the Company’s shares of Common Stock, as the case may be, shall expressly assume these obligations.

9.  MISCELLANEOUS PROVISIONS.

9.1.  Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

9.2.  Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

9.3.  Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be given in writing and shall be deemed given if sent by certified or registered mail (return receipt requested), overnight courier or telecopy (with confirmation of receipt), or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 9.3 if sent with return receipt requested to the electronic mail address specified by the receiving party either in this Section 9.3 or on Exhibit A hereto. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.

a.  All correspondence to the Company shall be addressed as follows:

Forster Drilling Corporation
6371 Richmond Avenue, Suite 265
Houston, Texas 77057
Fax: (713) 266-8024
Email: wst@forsterdrilling.com

with a copy (which shall not constitute notice) to:

Brewer & Pritchard PC
3 Riverway, Suite 1800
Houston, Texas77056
Attention: Thomas Pritchard
Fax: (713) 659-5302
Email: tpritchard@bplaw.com

b.  All correspondence to the Purchasers shall be addressed pursuant to the contact information set forth on Exhibit A attached hereto.

c.  Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

9.4.  Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

9.5.  Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

9.6.  Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, as such laws are applied to contracts entered into and wholly to be performed within the State of Texas and without giving effect to any principles of conflicts or choice of law that would result in the application of the laws of any other jurisdiction.

9.7.  Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

9.8.  Assignment. The rights and obligations of any party hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of such party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchasers who hold a majority of the principal amount of all Notes then outstanding (the “Majority Purchasers”). Each Purchaser may assign or transfer any or all of its rights under this Agreement to any Person provided that such assignee or transferee agrees in writing to be bound, with respect to the transferred Notes, by the provisions hereof that apply to such assigning or transferring Purchaser; whereupon such assignee or transferee shall be deemed to be a “Purchaser” for all purposes of this Agreement.

9.9.  Survival. The respective representations and warranties given by the parties hereto shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of time equal to the time for which indemnification may be sought hereunder, without regard to any investigation made by any party. The respective covenants and agreements agreed to by a party hereto shall survive the Closing Date and the consummation of the transactions contemplated herein in accordance with their respective terms and conditions.

9.10.  Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

9.11.  Amendments. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provisions of this Agreement shall be effective only if made or given in writing and signed by the Company and the Majority Purchasers; provided that any amendment, supplement, modification or waiver that is materially and disproportionately adverse to any particular Purchaser (as compared to all Purchasers as a group) shall require the consent of such Purchaser.

9.12.  No Third Party Rights. This Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debt holder of the Company) other than the parties hereto; provided, that each of the Purchaser Indemnitees that are not Purchasers are entitled to all rights and benefits as third party beneficiaries of Section 7 of this Agreement.

9.13.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

FORSTER DRILLING CORPORATION

By:
Name:
Title:

PURCHASERS:

By:
Name:
Title: